SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                       8-K



                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the


                         Securities Exchange Act of 1934



                                 Date of Report
                                February 13, 1998



Commission       Registrants; State of Incorporation;       IRS Employer
File Number       Address; and Telephone Company          Identification No.

  1-11327        Illinova Corporation                        37-1319890
                 (an Illinois Corporation)
                 500 S. 27th Street
                 Decatur, IL  62525
                 (217) 424-6600

   1-3004        Illinois Power Company                      37-0344645
                 (an Illinois Corporation)
                 500 S. 27th Street
                 Decatur, IL  62525
                 (217) 424-6600



                 Total number of sequentially numbered pages is 5.

Item 5.  Other Events
--------------------------

     Illinova today announced a loss of $90.4 million, or $1.22 per share (Basic and Diluted), for 1997. This compares to earnings of $190.3 million, or $2.51 per share, for the previous year. 1997's loss reflects an extraordinary charge of $2.63 per share for the write-off of regulatory assets recorded in December. Without these charges, 1997 earnings per share would have been $1.41.

     Losses for the fourth quarter were $0.46 per share, excluding the fourth-quarter extraordinary item, compared to earnings of $0.26 per share for the fourth quarter of 1996.

     Mild weather, the outage at the Clinton Power Station (Clinton), and increased purchases of replacement power contributed to the drop in 1997 earnings. Moderate temperatures during both summer and winter lowered earnings by $0.11 per share compared to 1996. Higher expenses accounted for the majority of the earnings decline: $0.27 per share in increased operation and maintenance expense for the outage at Clinton and $0.29 per share in additional expenditures for replacement power due to Clinton's outage. These declines were partially offset by a $0.06 per share earnings increase in gas margins, excluding the effects of weather.

     The year-end figures do not reflect one component of a fourth-quarter write-off the company announced in the 8-K filed January 8, 1998. Subject to the Securities and Exchange Commission's concurrence, Illinova had intended to accrue approximately $40 million, net of income taxes, in estimated incremental operation and maintenance expenses for a recovery plan to bring Clinton back to full operation. The Commission did not concur with this proposed accounting treatment because it believes such expenses should be recorded in the period in which the operations and maintenance activities are carried out.

Please see the attached Illinova Consolidated Statements of Income.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                     ILLINOVA CORPORATION
                                                     (Registrant)

                                                     By /s/ Larry F. Altenbaumer
                                                     ---------------------------
                                                     Larry F. Altenbaumer
                                                     Chief Financial Officer
                                                     Treasurer and Controller
                                                     on behalf of
                                                     Illinova Corporation



Date:    February 13, 1998

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                     ILLINOIS POWER COMPANY
                                                     (Registrant)

                                                     By /s/ Larry F. Altenbaumer
                                                     ---------------------------
                                                     Larry F. Altenbaumer
                                                     Senior Vice President and
                                                     Chief Financial Officer
                                                     on behalf of
                                                     Illinois Power Company


Date:    February 13, 1998


Condensed Consolidated Statements of Income

                                     Three Months Ended *                 Twelve Months Ended
                                           December 31,                      December 31,

                                 ------------------------------    ----------------------------
                                                       % Change                        % Change
                                                           Fav/                            Fav/
                                      1997     1996**   (Unfav)        1997      1996** (Unfav)
                                      ____     ______  ________        ____      ______  _____
                                       (Millions)                       (Millions)
Operating Revenues
     Electric                   $    266.5 $  264.5         1 %    $ 1,244.4 $  1,202.9     3%
     Electric interchange             34.2     28.8        19          175.6      137.6    28
     Gas                              88.0    124.6       (29)         353.9      348.2     2
     Diversified enterprises         165.7     22.8         -          735.6       57.6     -
                                  --------  -------                 --------  ---------
        Total                        554.4    440.7        26        2,509.5    1,746.3    44
                                  --------  -------                 --------  ---------
Operating Expenses
     Fuel for electric plants         68.5     62.2       (10)         232.4      248.1     6
     Power purchased                  62.3     17.1         -          217.9       65.2     -
     Gas purchased for resale         67.1     84.0        20          207.7      202.6    (3)
     Diversified enterprises         179.7     29.9         -          792.3       87.5     -
     Other operating and
        maintenance                  127.7    101.8       (25)         402.2      349.6   (15)
     Depreciation and amortization    50.4     45.1       (12)         198.8      190.0    (5)
     General taxes                    28.0     29.3         4          133.8      131.3    (2)
                                  --------  -------                 --------  ---------
        Total                        583.7    369.4       (58)       2,185.1    1,274.3   (71)
                                  --------  -------                 --------  ---------

Operating Income (Loss)              (29.3)    71.3      (141)         324.4      472.0   (31)
                                  --------  -------                 --------  ---------

Other Income and Deductions
     Miscellaneous - net              (1.5)    (2.6)       42           (3.9)      (9.0)   57
     Equity earnings in affiliates     6.4      0.1         -           17.5        6.4   173
                                  --------  -------                 --------  ---------
        Total                          4.9     (2.5)        -           13.6       (2.6)    -
                                  --------  -------                 --------  ---------

Income (Loss) Before Interest
  Charges and Income                 (24.4)    68.8      (135)         338.0      469.4   (28)
                                  --------  -------                 --------  ---------

Interest Charges
     Interest expense                 33.8     33.2        (2)         136.8      134.7    (2)
     Allowance for borrowed funds
        used during construction      (1.6)    (1.3)       23           (5.0)      (6.5)  (23)
     Preferred dividend requirements
        of subsidiary                  5.1      5.5         7           21.5       22.3     4
                                  --------  -------                 --------  ---------
        Total                         37.3     37.4         -          153.3      150.5    (2)
                                  --------  -------                 --------  ---------

Income (Loss) Before Income Taxes    (61.7)    31.4         -          184.7      318.9   (42)
                                  --------  -------                 --------  ---------

Income Taxes                         (27.4)    11.4         -           80.3      127.9    37
                                  --------  -------                 --------  ---------

Net Income (Loss) Before
   Extraordinary Item                (34.3)    20.0         -          104.4      191.0   (45)

Extraordinary Item Net of Income
  Tax Benefit of $118.0 Million     (195.0)     -           -         (195.0)         -     -
                                  --------  -------                 --------  ---------

Net Income (Loss)                   (229.3)    20.0         -          (90.6)     191.0  (147)
     Carrying amount over (under)
        consideration paid for
        redeemed preferred stock
        of subsidiary                 (0.9)     0.1         -            0.2       (0.7)  129
                                  --------  -------                 --------  ---------

Net Income (Loss) Applicable
  to Common Stock                $  (230.2) $  20.1         -      $   (90.4) $   190.3  (148)
                                  ========  =======                 ========  =========

Weighted average common shares        74.0     75.7         -           74.0       75.7     -

Earnings (loss) per common shar
  before extraordinary item
  (basic and diluted)               ($0.46)   $0.26         -          $1.41      $2.51   (44)

Extraordinary item per common
   share (basic and diluted)        ($2.63)   $0.00         -         ($2.63)     $0.00     -
----------------------------------------------------------------------------------------------

Earnings (loss) per common share
  (basic and diluted)               ($3.09)   $0.26         -         ($1.22)     $2.51  (149)

Cash dividends declared                                                                                      $0.00              0
     per common share                 $0.31    $0.31        -          $1.24      $1.15     8               $0.00              0
Cash dividends paid
     per common share                 $0.31    $0.28       11          $1.24      $1.12    11               $0.03              0


* Unaudited
**  Restated to conform to new financial format

These statements are submitted as a matter of general information and are not intended to induce, or to be used in connection with, any sale or purchase of securities. These statements should be read in conjunction with Illinova's and Illinois Power Company's 1997 Quarterly Reports on Form 10-Q and Form 8-K filings to the Securities and Exchange Commission, Illinova's 1997 Annual Report to Shareholders (included in the Proxy Statement) and Illinova and Illinois Power Company's 1997 Form 10-K filings to the Securities and Exchange Commission.


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